Exhibit 21.1

SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

Name	Place of Formation
Parametric Technology Australia Pty. Limited	Australia
Parametric Technology Gesellschaft, m.b.H.	Austria
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology Brasil Ltda.	Brazil
Parametric Technology (Canada) Ltd.	Canada
PTC Corporation	Canada
Parametric Technology (Shanghai) Software Co. Ltd.	China
Parametric Technology (C.R.) s.r.o.	Czech Republic
Arbortext, Inc.	Delaware
Computervision LLC	Delaware
CV International Holding, Inc.	Delaware
Parametric Holdings Inc.	Delaware
Parametric Technology International, Inc.	Delaware
PTC Netherlands LLC	Delaware
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology S.A.	France
MKS GmbH	Germany
Parametric Technology GmbH	Germany
Parametric Technology (Hong Kong) Ltd.	Hong Kong
4 C Solutions Private Limited	India
Parametric Technology (India) Private Ltd.	India
PTC Software (India) Private Limited	India
Parametric Holdings (Ireland) Ltd.	Ireland
Parametric Technology (Republic of Ireland) Ltd.	Ireland
PTC Software and Services (Ireland) Limited	Ireland
PTC (IFSC) Limited	Ireland
Parametric Technology Israel Ltd.	Israel
Parametric Technology Italia S.r.l.	Italy
PTC Japan KK	Japan
Parametric Korea Co., Ltd.	Korea
Parametric Technology Corporation (Malaysia) Sdn. Bhd.	Malaysia
PTC International, Inc.	Massachusetts
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico, S.A. de C.V.	Mexico
Arbortext Holdings B.V.	Netherlands
PTC Netherlands C.V.	Netherlands
Parametric Technology Europe B.V.	Netherlands
Parametric Technology Nederland B.V.	Netherlands
Relex Software Corporation	Nevada
PTC Eastern Europe Limited S.R.L.	Romania
PTC International Limited Liability Company	Russia
MKS Software Pte. Ltd.	Singapore
Parametric Technology Singapore Pte. Ltd.	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology South Africa (Propretary) Limited	South Africa
Parametric Technology Espana, S.A.	Spain
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology Taiwan Ltd.	Taiwan
4 C Solutions UK Limited	United Kingdom
Logistics Business Systems Limited	United Kingdom
MKS Systems Limited	United Kingdom
NC Graphics (Cambridge) Limited	United Kingdom
Parametric Holdings (UK) Limited	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Relex Software (Europe) Limited	United Kingdom